As filed with the Securities and Exchange Commission on May 10, 1999
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        MAIN STREET AND MAIN INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                           11-2948370
---------------------------------                         ----------------------
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                        5050 North 40th Street, Suite 200
                             Phoenix, Arizona 85018
               ---------------------------------------------------
               (Address of Principal Executive Officer) (Zip Code)

                        MAIN STREET AND MAIN INCORPORATED
                             1995 Stock Option Plan
                         Various Stock Option Agreements
                         -------------------------------
                            (Full Title of the Plans)

                               Bart A. Brown, Jr.
                      President and Chief Executive Officer
                        MAIN STREET AND MAIN INCORPORATED
                        5050 North 40th Street, Suite 200
                             Phoenix, Arizona 85018
                                 (602) 852-9000
--------------------------------------------------------------------------------
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE
============================================================================================
                                                           PROPOSED         PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE   MAXIMUM AGGREGATE       AMOUNT OF
 TO BE REGISTERED     REGISTERED(1)     PER SHARE       OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------
  Common Stock        5,000 shares         $1.72         $    8,600          $    2.39
  Common Stock       15,000 shares          1.88             28,200               7.84
  Common Stock      500,000 shares          2.00          1,000,000             278.00
  Common Stock      347,500 shares          2.50            868,750             241.51
  Common Stock       15,000 shares          2.75             41,250              11.47
  Common Stock      162,500 shares          3.00            487,500             135.53
  Common Stock       15,000 shares          3.19             47,850              13.30
  Common Stock      215,500 shares          3.25            700,375             194.70
  Common Stock       10,000 shares          3.375            33,750               9.38
  Common Stock       20,000 shares          3.38             67,600              18.79
  Common Stock      150,000 shares          3.438           515,700             143.37
  Common Stock       25,000 shares          3.63             90,750              25.23
  Common Stock       90,000 shares          4.00            360,000             100.08
  Common Stock      162,500 shares          5.00            812,500             225.88
  Common Stock          750 shares          3.375(2)          2,531               0.70
                  ---------                              ----------          ---------
     Total        1,733,750 shares                       $5,065,356          $1,408.17
============================================================================================

(1) Represents 323,750 shares issuable under the 1995 Stock Option Plan and 1,410,000 shares issuable under various stock option agreements. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan and various stock option agreements by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Main Street and Main Incorporated.
(2) Calculated for purposes of this offering under Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Main Street and Main Incorporated as reported on the Nasdaq National Market on May 3, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Main Street and Main Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; and

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the documents referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-18668) filed with the Commission on June 29, 1990.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").

         Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys' fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

         Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number     Exhibit
------     -------
5 Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association
10.16     1995 Stock Option Plan
10.22 Stock Option Agreement dated August 5, 1996, between the Registrant and John F. Antioco for 800,000 shares of Common Stock.
10.22A Stock Option Agreement dated June 15, 1998, between the Registrant and John F. Antioco amending the Stock Option Agreement dated August 5, 1996.
10.23 Stock Option Agreement dated December 16, 1996, between the Registrant and Bart A. Brown, Jr. for 250,000 shares of Common Stock. (The Registrant issued three additional Stock Option Agreements which are substantially identical in all material respects, except as to number of shares. The four Stock Option Agreements give rights to purchase a total of 625,000 shares of Common Stock.)
10.23A Schedule of Stock Option Agreements substantially identical to Exhibit 10.23.
10.24 Stock Option Agreement dated July 14, 1997, between the Registrant and Bart A. Brown, Jr. for 75,000 shares of Common Stock. (The Registrant issued one additional Stock Option Agreement which is substantially identical in all material respects, except as to number of shares. The two Stock Option Agreements give rights to purchase a total of 175,000 shares of Common Stock.)
10.24A Schedule of Stock Option Agreements substantially identical to Exhibit 10.24.
10.25 Stock Option Agreement dated June 15, 1998, between the Registrant and James Yeager for 15,000 shares of Common Stock. (The Registrant issued two additional Stock Option Agreements which are substantially identical in all material respects, except as to option holder and number of shares. The three Stock Option Agreements give rights to purchase a total of 50,000 shares of Common Stock.)
10.25A Schedule of Stock Option Agreements substantially identical to Exhibit 10.25.

10.26 Stock Option Agreement dated December 31, 1998, between the Registrant and Tim Rose for 10,000 shares of Common Stock. (The Registrant issued one additional Stock Option Agreement which is substantially identical in all material respects, except as to option holder and number of shares. The two Stock Option Agreements give rights to purchase a total of 160,000 shares of Common Stock.)
10.26A Schedule of Stock Option Agreements substantially identical to Exhibit 10.26.
23.1 Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. is contained in Exhibit 5
23.2      Consent of Independent  Certified Public Accountants - Arthur Andersen
          LLP
24        Power  of  Attorney  (included  on  page  II.4  of  this  Registration
          Statement)

ITEM 9. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 5th day of May, 1999.

                                       MAIN STREET AND MAIN INCORPORATED

                                    By: /s/ Bart A. Brown, Jr.
                                       --------------------------------------
                                       Bart A. Brown, Jr.
                                       President, and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Bart A. Brown, Jr. and James C. Yeager and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                     POSITION                         DATE
        ---------                     --------                         ----

/s/ John F. Antioco            Chairman of the Board                May 5, 1999
--------------------------
John F. Antioco

/s/ Bart A. Brown, Jr.         President, Chief Executive           May 5, 1999
--------------------------     Officer, and Director
Bart A. Brown, Jr.             (Principal Executive Officer)

/s/ William G. Shrader         Executive Vice President,            May 5, 1999
--------------------------     Chief Operating Officer,
William G. Shrader             and Director

/s/ James Yeager               Vice President-Finance (Principal    May 5, 1999
--------------------------     Financial and Accounting Officer),
James Yeager                   Secretary and Treasurer

/s/ Jane Evans                 Director                             May 5, 1999
--------------------------
Jane Evans

/s/ John C. Metz               Director                             May 5, 1999
--------------------------
John C. Metz

/s/ Steven A. Sherman          Director                             May 5, 1999
--------------------------
Steven A. Sherman